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                                  EXHIBIT 23


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                                                                   EXHIBIT 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company and in the Registration Statement (Form S-3 No. 333-73922) of Consumers Energy Company and in the related Prospectus of our report dated March 14, 2003, except for Note 3, as to which the date is March 28, 2003, with respect to the consolidated financial statements and schedule of Consumers Energy Company and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                   /s/ Ernst & Young LLP

Detroit, Michigan
March 28, 2003